SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2003

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

FLORIDA	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1081 Holland Drive

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

As described in Item 9 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated October 13, 2003.

ITEM 9.	REGULATION FD DISCLOSURE.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is being furnished under both Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

On October 13, 2003, Q.E.P. Co., Inc. (the “Company”) issued a press release regarding results for the fiscal 2004 second quarter and held a related conference call to discuss these results. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release includes one or more non-GAAP financial measures within the meaning of Regulation G. With respect to each non-GAAP financial measure, the Company has disclosed the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure. The non-GAAP financial measures were presented in the press release because the Company’s management believes that the non-GAAP financial results are meaningful to investors because they provide a consistent comparison with prior period results.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 12 of Form 8-K, insofar as they disclose historical information regarding the Company’s results of operations for the Fiscal 2004 second quarter.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

See Item 9 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. CO., INC.

Date: October 14, 2003	By:	/s/ MARC APPLEBAUM

	Name:	Marc Applebaum.
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated October 13, 2003.